EXHIBIT 99.1

BM Technologies, Inc.

BM Technologies Reports Third Quarter & Year-to-Date 2022 Results

Year-to-Date Revenue $67.9 Million; Net Income of $3.4 Million; Core EBITDA1 of $16.4 Million

Radnor, PA., November 15, 2022 — BM Technologies, Inc. (NYSE American: BMTX) (“BM Technologies,” “BMTX,” “we,” or the “Company”) one of the largest digital banking platforms and banking-as-a-service (BaaS) providers in the country, today reported results for the three and nine months ended September 30, 2022. Comparative results reflect the restatement of 2021 financial results.

Luvleen Sidhu, BMTX’s Chair and Chief Executive Officer commented, “In the first nine months of 2022, we are proud to report solid results with revenue of $67.9 million, Net Income of $3.4 million, and Core EBITDA1 of $16.4 million. Additionally, we are excited about our recent collaboration with Helix by Q2 which creates the most comprehensive banking-as-a-service solution available on the market today. We are also making significant progress in signing a new sponsor bank with better economics for us in this environment. This new sponsor bank will replace our existing relationship with Customers Bank. Lastly, our student business has shown positive progress with a 11% increase in new checking account sign-ups compared to last year and a portfolio of over $500 million in essentially non-interest bearing deposits which is very valuable in the current rate environment.” Sidhu continued, “We celebrate many business wins even as we face unprecedented times with rapidly rising interest rates, inflationary pressures, and market volatility. Revenue and EBITDA were negatively impacted this quarter as we are no longer benefiting from the tailwinds of stimulus, which affected customer spend, and our decision not to chase rate to keep balances. We focused our emphasis on deposit franchise value by keeping core deposits and letting highly rate sensitive deposits run-off. We have now begun to balance our desire to minimize rate sensitive deposits with offering a more competitive market rate for T-Mobile Money deposits even though it reduces our deposit servicing fees in the short-term; however, it has helped stabilize these balances. We believe we will benefit immensely in the long term from having a bank charter which will provide more flexibility in pricing deposits and the ability to earn more on these deposits with a high quality asset generation strategy. In 2023, we are committed to combining with a bank and improving our revenues. We remain excited about our future as we continue to expand our existing business and work on building new business opportunities.”

FINANCIAL HIGHLIGHTS

●	Total Operating Revenues for the three and nine months ended September 30, 2022 totaled $19.9 million, and $67.9 million, respectively.

●	Net income for the nine months ended September 30, 2022 totaled $3.4 million or $0.28 per diluted share which includes a $6.9 million noncash gain on the revaluation of the private warrant liability. Q3 2022 net loss totaled $(4.9) million, or $(0.41) per diluted share, which includes a $(1.4) million noncash loss on the revaluation of the private warrant liability.

●	Core earnings[1] for the nine months ended September 30, 2022 totaled $5.0 million, or $0.41 per diluted share. Q3 2022 core earnings[1] were $(0.07) per diluted share.

●	Core EBITDA[1] for the nine months ended September 30, 2022 totaled to $16.4 million. Q3 2022 core EBITDA[1] totaled $1.5 million.

●	The Company had a cash balance of $26.4 million at September 30, 2022.

BUSINESS HIGHLIGHTS

●	Recently announced a collaboration with Helix by Q2 Holdings, Inc. to provide embedded banking solutions for consumer brands, enhancing BMTX’s banking-as-a-service offering by combining our award-winning app development services, technology, and program management with Helix’s embedded finance platform and bank partnerships.

[1]	Metrics such as Core EBITDA and Core earnings are Non-GAAP measures which exclude certain items; a reconciliation appears on page 8 and 9 of this release.

●	The Company is actively working towards a definitive agreement with a new partner bank with improved, variable rate pricing and signed a short-term extension with our existing partner bank to facilitate the transfer. Bank Partnerships will facilitate an off balance sheet strategy for our deposits even in the future as part of a chartered institution.

●	The Company continues development work to provide technology and program management to a significant new BaaS partner with tens of millions of U.S. customers which is expected to launch in 2023.

●	Average serviced deposits totaled $1.6 billion in Q3 2022 which included $1.1 billion in average banking-as-a-service serviced deposits.

●	Debit card spend was $0.7 billion in Q3 2022 and $2.2 billion in the nine months ended September 30, 2022.

●	Revenue per 90-day active account of approximately $46 in Q3 2022 and $149 in the nine months ended September 30, 2022.

●	Approximately 175 thousand new account sign-ups in the third quarter 2022 and approximately 390 thousand in the first nine months of 2022. In our higher education business, new checking account sign-ups in the nine months ended September 30, 2022 improved 11% year over year.

●	Higher education Organic Deposits (deposits that are not part of a school disbursement and are indicative of primary banking behavior) for the three and nine months ended September 30, 2022 totaled $410 million and $1,336 million, respectively.

●	The Company is working to resubmit its merger application with First Sound Bank (“FSB”) in order to respond to questions posed by regulators, with a goal of closing in 2023.

FINANCIAL SUMMARY TABLE

	Q3	Q2	Q1	Q4	Q3[1]	YoY Change
(dollars in thousands)	2022	2022	2022	2021	2021	$	%
Interchange & card revenue	$5,325	$5,315	$6,643	$6,548	$6,529	$(1,204)	(18)%
Deposit servicing fees	10,163	13,295	14,192	13,331	11,823	(1,660)	(14)%
Account fees	2,110	2,207	2,555	2,696	2,569	(459)	(18)%
University fees	1,357	1,446	1,603	1,563	1,474	(117)	(8)%
Other revenue	903	745	54	1,121	446	457	102%
Total GAAP Oper. Revenues	19,858	23,008	25,047	25,259	22,841	$(2,983)	(13)%

Total GAAP Oper. Expenses	$24,138	$23,378	$22,084	$24,355	$20,592	$3,546	17%
Less: merger expense	—	(1)	(289)	(65)	—	—	100%
Less: non cash equity compensation	(2,743)	(3,053)	(2,919)	(3,358)	(2,462)	(281)	11%
Less: depreciation and amortization	(2,995)	(3,030)	(3,073)	(3,105)	(2,946)	(49)	2%
Core OpEx (Excl. Dep/Amor)	18,400	17,294	15,803	17,827	15,184	$3,216	21%

Core EBITDA	$1,458	$5,714	$9,244	$7,432	$7,657	$(6,199)	(81)%
Core EBITDA Margin	7%	25%	37%	29%	34%

[1]	Restated. See “Restatement of 2021 Quarterly Financials” herein.

BUSINESS UPDATE

BMTX, a financial technology company, is in the business of providing state-of-the-art technologies to attract and serve millions of Americans and provide them access to superior banking experiences. It continues to invest in its low-cost acquisition model and proprietary API driven platform to offer a full suite of financial services products. The Company operates in three verticals: 1) Higher education and student banking, 2) Banking-as-a-service (“BaaS” or “white label banking”), and 3) Niche Direct to Consumer (D2C).

We are working towards a definitive agreement with a new partner bank with better economics given the rising rate environment and new variable rate pricing. To allow sufficient time to finalize the agreement and transfer the deposits, we have entered a short-term extension of our deposit servicing agreement with our current partner bank. The extension continues existing terms with the exception of the partner bank’s obligation to pay us the difference between Durbin regulated and Durbin exempt interchange income. The new partner bank is Durbin Exempt.

Higher Education & Student Banking

During the third quarter of 2022 the Company retained 99% of higher education institutions and disbursed $3.4 billion in refunds to students. Refunds disbursed to students in the nine months ended September 30, 2022 totaled $10.3 billion. For the three and nine months ended September 30, 2022, $0.4 billion and $1.2 billion, respectively, of these disbursements were deposited into BankMobile Vibe Accounts held at the Company’s partner bank. Organic deposits (deposits that are not part of a school disbursement) for the three and nine months ended September 30, 2022 totaled $410 million and $1.3 billion, respectively. The average balance per active account in the third quarter increased approximately 11% year over year to $1,819 and the spend per active account was relatively unchanged at $1,980. New checking account sign-ups in the nine months ended September 30, 2022 improved 11% year over year. We continue to look at ways to create an even better banking experience for our student customer base to ensure we provide them with the best offering and create customers for life.

Additionally, it is important to highlight that the approximately $600 million in total ending deposits in the higher education vertical have a deposit beta close to zero, underscoring the attractiveness of this deposit portfolio especially in today’s rapidly risking rate environment.

Banking-as-a-Service and niche D2C (“BaaS”)

In the Company’s BaaS vertical, its API-first2 platform design allows clients to consult and collaborate with BMTX as they create, implement, and execute their embedded finance vision. The Company’s proprietary and flexible platform enables BMTX to go to market quickly, integrate with partners easily, and add features well ahead of our competition. A key part of the Company’s banking-as-a-service (BaaS) strategy, driven by its API technology, is to partner with large, well-known brands in delivering financial services through a partner bank, and the Company continues to actively work a pipeline of prospective new banking-as-a-service clients to offer a suite of financial services products through its proprietary technology stack.

The Company recently announced a collaboration with Helix by Q2 Holdings, Inc. to provide embedded banking solutions for consumer brands by combining BMTX’s award-winning app development services, technology, and program management with Helix’s embedded finance platform, network of partner banks, and strong BaaS pipeline given its large, global sales team. Together we provide the most comprehensive BaaS solution available on the market today, increasing our pipeline and new business opportunities and most importantly servicing our partners even better.

As previously disclosed, the Company achieved a key milestone with the execution of a contract to provide technology to a significant new BaaS partner with global operations and tens of millions of U.S. customers. With the addition of this partner, the company has expanded its roster of large well-known brand name partners. This relationship may become even more valuable if the Company is able to vertically integrate this new partnership with the addition of a banking charter. To protect this partner’s launch strategy, the Company will not identify the partner by name until commercial launch. We continue to do development work for this partner and invest team time and resources in the build out. We remain optimistic about this partnership and look forward to its launch in 20233.

As it relates to portfolio metrics in Q3 2022, annualized debit card spend for highly active BaaS users (those with both direct deposit and a minimum of five customer driven transactions per month) was approximately $17,200 and average deposit balance per account was approximately $3,800. This very attractive cohort makes up approximately 20% of active accounts, compared to 17% in the third quarter of 2021.

In Q3 2022, BaaS total debit card spend increased 2%, from the year-ago period. BaaS average serviced deposits totaled $1.1 billion, relatively unchanged from Q3 2021. The progressive increase in market rates resulted in a reduction of more rate sensitive deposits over the last several months, although the reduction slowed as the Company increased BaaS deposit pricing in July and again in October. Under the existing fixed rate deposit servicing agreement, the company is not able to offset increases in the cost of deposits. In the future, with a bank charter and new partner bank relationships with variable pricing, the company expects offsets from the investments in higher yielding assets or with a variable pricing structure. Deposits may fluctuate in future periods depending on interest rates. The Company believes reducing rate sensitive deposits in our portfolio increases our franchise value and will benefit us as we become a bank, even though it is negatively impacting our deposit servicing revenues in the short term.

[2]	Application Programming Interface (API)
[3]	Although this partnership could be of significant future benefit to BM Technologies, there can be no assurances that this relationship will be expanded to other products or services, including those that would be possible with the potential addition of a bank charter.

With regards to the niche D2C strategy, the Company continues to have high conviction that there is market need and value in executing a targeted D2C strategy to underserved affinity groups. This includes focusing on an employee demographic but also extend beyond that. We plan to execute on this vertical after we become a bank.

EARNINGS WEBCAST

The Company will host a live webcast to discuss its third quarter results at 9:00am ET on Tuesday, November 15, 2022. The webcast can be accessed via its investor relations site (ir.bmtxinc.com) by clicking on “Events & Presentations”, then “Events Calendar,” and following the link under “Upcoming Events”.

An updated version of BMTX’s investor presentation will be posted on the Company’s Investor Relations website at ir.bmtxinc.com.

RESTATEMENT OF 2021 QUARTERLY FINANCIALS

Financials for the periods ended March 31, 2021, June 30, 2021, and September 30, 2021 reported in this earnings release reflect the company’s restatement of past periods as discussed in the Company’s Annual Report on Form 10K filed on May 10, 2022, and differ from previously reported financials. The restatement had no cumulative effect on the Company’s previously reported Operating Revenues, Core EBITDA4, total cash balance, total assets, total liabilities, total equity, net working capital, net cash flows from operating activities, investing activities, or financing activities. Similarly, this correction had no impact on the Company’s operations or its underlying business fundamentals.

Contact Information

Investors:

Bob Ramsey, CFA

Chief Financial Officer

571-236-8851

rramsey@bmtx.com

Media Inquiries:

Brigit Hennaman

Rubenstein Public Relations, Inc.

212-805-3005

bhennaman@rubensteinpr.com

ABOUT BM TECHNOLOGIES, INC.

BM Technologies, Inc. (NYSE American: BMTX) - formerly known as BankMobile - is among the largest digital banking platforms in the country, providing access to checking and savings accounts, personal loans, credit cards, and financial wellness. It is focused on technology, innovation, easy-to-use products, and education with the mission to financially empower millions of Americans by providing a more affordable, transparent, and consumer-friendly banking experience. BM Technologies, Inc. (BMTX) is a technology company and is not a bank, which means it provides banking services through its partner bank. More information can be found at www.bmtx.com.

[4]	Metrics such as Core EBITDA and core earnings are Non-GAAP measures which exclude certain items; a reconciliation appears on page 8 and 9 of this release.

FORWARD LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements may be identified through the use of words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” will,” “should,” “plan,” “continue,” “potential” and “project” or the negative of these terms or other similar words and expressions, and in this press release include our expectations regarding the First Sound merger, the development of our relationship with a significant new BaaS partner and the expected filing date of our 2022 second quarter Form 10-Q. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Factors that could cause or contribute to such differences include, but are not limited to: (1) the ability of BMTX to obtain required governmental approvals of the First Sound acquisition, (2) the occurrence of any event, change or other circumstances that could give rise to a delay in closing the First Sound acquisition or the termination of the acquisition agreement, (3) the failure of the closing conditions in the First Sound acquisition agreement to be satisfied, or any unexpected delay in closing the acquisition, (4) the risks relating to the integration of First Sound’s operations into the operations of BMTX, including the risk that such integration will be materially delayed or will be more costly or difficult than expected, (5) the risk of expansion into new geographic or product markets, (6) the risk that we will be unable to expand our relationship with our new BaaS partner as we currently anticipate, and (7) general competitive, economic, political and market conditions. Further information regarding additional factors which could affect the forward-looking statements contained in this press release can be found in the cautionary language included under the headings “CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS” and “Risk Factors” and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and other documents subsequently filed with the Securities and Exchange Commission (“SEC”). The Company’s SEC filings are available publicly on the SEC website at www.sec.gov.

Many of these factors are beyond the Company’s (and in the case of the prospective acquisition of First Sound, First Sound’s) ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this communication, and BMTX undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

BMTX qualifies all forward-looking statements by these cautionary statements.

Important Information About the Proposed Merger with First Sound Bank and Where to Find It

In connection with the proposed merger with First Sound Bank, the Company will file relevant materials with the SEC, including a definitive proxy statement for the Company’s shareholders. Promptly after filing the definitive proxy statement with the SEC, the Company will mail the proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the transactions. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTIONS THAT BMTX WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, FSB AND THE TRANSACTIONS. The preliminary proxy statement, the definitive proxy statement and other relevant materials in connection with the transactions (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) or by writing to BM Technologies, Inc. at 201 King of Prussia Road, Suite 350, Wayne, PA 19087.

Participants in Solicitation

The Company and First Sound Bank and their respective directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the holders of the Company common stock in respect of the proposed transactions. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the Company’s definitive proxy materials filed with the SEC on May 2, 2022 in connection with its 2022 annual meeting of shareholders scheduled held on June 15, 2022, as those materials were amended or supplemented on May 19, 2022. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement pertaining to the proposed transactions when it becomes available. These documents can be obtained free of charge from the sources indicated above.

UNAUDITED FINANCIAL STATEMENTS

BM TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS) - UNAUDITED
(amounts in thousands, except earnings per share)

	Q3	Q2	Q1	Q4	Q3(1)	Nine Months Ended September 30,
	2022	2022	2022	2021	2021	2022	2021
Operating revenues:
Interchange and card revenue	$5,325	$5,315	$6,643	$6,548	$6,529	$17,283	$21,530
Servicing fees from Partner Bank	10,163	13,295	14,192	13,331	11,823	37,650	31,774
Account fees	2,110	2,207	2,555	2,696	2,569	6,872	7,847
University fees	1,357	1,446	1,603	1,563	1,474	4,406	4,129
Other revenue	903	745	54	1,121	446	1,702	4,164
Total operating revenues	19,858	23,008	25,047	25,259	22,841	67,913	69,444
Operating expenses:
Technology, communication, and processing	7,731	7,295	6,918	7,434	5,082	21,944	21,903
Salaries and employee benefits	10,773	10,440	9,443	10,781	9,137	30,656	27,253
Professional services	2,454	2,399	2,372	3,037	3,496	7,225	7,359
Provision for operating losses	1,564	1,839	1,603	1,622	1,067	5,006	3,797
Occupancy	160	368	347	83	192	875	866
Customer related supplies	225	221	230	340	828	676	1,475
Advertising and promotion	242	106	113	162	176	461	492
Merger and acquisition related expenses	—	1	289	65	—	290	—
Other expense	989	709	769	831	614	2,467	1,537
Total operating expenses	24,138	23,378	22,084	24,355	20,592	69,600	64,682
Income (loss) from operations	(4,280)	(370)	2,963	904	2,249	(1,687)	4,762
Non-operating expenses:
Gain (loss) on fair value of private warrant liability	(1,369)	5,641	2,644	(764)	6,042	6,916	17,989
Interest expense	—	—	—	—	—	—	(96)
Income before income tax expense	(5,649)	5,271	5,607	140	8,291	5,229	22,655
Income tax expense	(729)	909	1,643	1,491	1,167	1,823	4,262
Net income (loss)	$(4,920)	$4,362	$3,964	$(1,351)	$7,124	$3,406	$18,393

Weighted avg shares outstanding - basic	11,938	11,944	11,955	11,902	11,900	11,944	11,834
Weighted avg shares outstanding - diluted	11,938	12,600	12,233	11,902	11,904	12,215	12,359

Net income (loss) per share - basic	$(0.41)	$0.37	$0.33	$(0.11)	$—	$0.29	$1.55
Net income (loss) per share - diluted	$(0.41)	$0.35	$0.32	$(0.11)	$—	$0.28	$0.03

[1]	Restated. See “Restatement of 2021 Quarterly Financials” herein.

BM TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS — UNAUDITED

(amounts in thousands, except share and per share data)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021(1)
ASSETS
Cash and cash equivalents	$26,433	$32,484	$30,554	$25,704	$20,407
Accounts receivable, net	8,614	7,081	10,199	9,194	9,834
Prepaid expenses and other assets	6,951	3,627	2,589	2,099	2,053
Total current assets	41,998	43,192	43,342	36,997	32,294
Premises and equipment, net	575	441	416	346	305
Developed software, net	24,025	25,997	27,669	28,593	31,692
Goodwill	5,259	5,259	5,259	5,259	5,259
Other intangibles, net	4,509	4,589	4,669	4,749	4,830
Other assets	—	53	316	398	575
Total assets	$76,366	$79,531	$81,671	$76,342	$74,955
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued liabilities	$10,503	$8,681	$8,772	$6,947	$7,920
Taxes payable	—	—	3,137	1,807	1,103
Current portion of operating lease liabilities	—	56	236	416	596
Deferred revenue, current	11,262	15,323	15,774	15,387	16,306
Total current liabilities	21,765	24,060	27,919	24,557	25,925
Non-current liabilities:
Operating lease liabilities	—	—	—	—	—
Deferred revenue, non-current	2	64	120	190	223
Liability for private warrants	3,997	2,628	8,268	13,614	12,850
Total liabilities	$25,764	$26,752	$36,307	$38,361	$38,998
Commitments and contingencies
Shareholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	1	1	1	1	1
Additional paid-in capital	69,901	67,158	64,105	60,686	57,313
Accumulated deficit	(19,300)	(14,380)	(18,742)	(22,706)	(21,357)
Total shareholders’ equity	50,602	52,779	45,364	37,981	35,957
Total liabilities and shareholders’ equity	$76,366	$79,531	$81,671	$76,342	$74,955

[1]	Restated. See “Restatement of 2021 Quarterly Financials” herein.

NON-GAAP FINANCIAL RECONCILIATIONS - UNAUDITED

Certain financial measures used in this Press Release are not defined by U.S. generally accepted accounting principles (“GAAP”) and as such are considered non-GAAP financial measures. Core expenses and EBITDA exclude the effects of items the Company does not consider indicative of its core operating performance, including merger expenses, fair value mark to market income or expense associated with certain warrants, and non-cash share based compensation. Management believes the use of core revenues, expenses, and EBITDA are appropriate to provide investors with an additional tool to evaluate the Company’s ongoing business performance. Investors are cautioned that these non-GAAP financial measures may not be defined in the same manner by other companies and, as a result, may not be comparable to other similarly titled measures used by other companies. Also, these non-GAAP financial measures should not be construed as alternatives, or superior, to other measures determined in accordance with GAAP.

Reconciliation - GAAP Operating Expenses to Core Operating Expenses (in thousands):

	Q3	Q2	Q1	Q4	Q3[1]	Nine Months Ended September 30,
	2022	2022	2022	2021	2021	2022	2021
GAAP total operating expenses	$24,138	$23,378	$22,084	$24,355	$20,592	$69,600	$64,682
Less: merger expenses	—	(1)	(289)	(65)	—	(290)	—
Less: non-cash equity compensation	(2,743)	(3,053)	(2,919)	(3,358)	(2,462)	(8,715)	(7,985)
Core operating expenses incl. dep. and amor.	$21,395	$20,324	$18,876	$20,932	$18,130	$60,595	$56,697
Less: depreciation and amortization	(2,995)	(3,030)	(3,073)	(3,105)	(2,946)	(9,098)	(8,854)
Core operating expenses excl. dep. and amor.	$18,400	$17,294	$15,803	$17,827	$15,184	$51,497	$47,843

(1)	Restated. See “Restatement of 2021 Quarterly Financials” herein.

Reconciliation - GAAP Net Income (Loss) to Core Net Income (Loss) (in thousands)

	Q3	Q2	Q1	Q4	Q3[1]	Nine Months Ended September 30,
	2022	2022	2022	2021	2021	2022	2021
GAAP net income (loss)	$(4,920)	$4,362	$3,964	$(1,351)	$7,124	$3,406	$18,393
Add: loss (gain) on FV of private warrant liability	1,369	(5,641)	(2,644)	764	(6,042)	(6,916)	(17,989)
Add: merger expenses	—	1	(289)	(65)	—	(288)	—
Add: non-cash equity compensation	2,743	3,053	2,919	3,358	2,462	8,715	7,985
Less: tax (@27%) on taxable non-core items	—	—	78	18	—	78	—
Core net income (loss)	$(808)	$1,775	$4,028	$2,724	$3,544	$4,995	$8,389
Diluted shares	11,938	12,600	12,233	11,902	11,904	12,215	12,359
Core diluted earnings (loss) per share	$(0.07)	$0.14	$0.33	$0.23	$0.30	$0.41	$0.68

(1)	Restated. See “Restatement of 2021 Quarterly Financials” herein.

Reconciliation - GAAP Net Income to Core EBITDA (in thousands)

	Q3	Q2	Q1	Q4	Q3[1]	Nine Months Ended September 30,
	2022	2022	2022	2021	2021	2022	2021
GAAP net income (loss)	$(4,920)	$4,362	$3,964	$(1,351)	$7,124	$3,406	$18,393
Add: loss (gain) on FV of private warrant liability	1,369	(5,641)	(2,644)	764	(6,042)	(6,916)	(17,989)
Add: depreciation and amortization	2,995	3,030	3,073	3,105	2,946	9,098	8,854
Add: interest	—	—	—	—	—	—	96
Add: taxes	(729)	909	1,643	1,491	1,167	1,823	4,262
Add: non-cash equity compensation	2,743	3,053	2,919	3,358	2,462	8,715	7,985
Add: merger expenses	—	1	289	65	—	290	—
Core EBITDA	$1,458	$5,714	$9,244	$7,432	$7,657	$16,416	$21,601

(1)	Restated. See “Restatement of 2021 Quarterly Financials” herein.

Key Performance Metrics - 5 Quarters

	Q3	Q2	Q1	Q4	Q3	YoY Change
	2022	2022	2022	2021	2021	$	%
Debit card POS spend ($ millions)
Higher education	$524	$524	$666	$623	$617	$(93)	(15)%
BaaS	158	158	153	154	156	2	2%
Total POS spend	$683	$682	$819	$777	$773	$(91)	(12)%

Serviced deposits ($ millions)
Higher education	$603	$444	$632	$459	$808	$(205)	(25)%
BaaS	967	1,349	1,553	1,382	1,257	(290)	(23)%
Total Ending Deposits	$1,570	$1,793	$2,185	$1,841	$2,065	$(495)	(24)%

Higher education	$482	$513	$656	$598	$506	$(24)	(5)%
BaaS	1,133	1,503	1,456	1,336	1,190	(57)	(5)%
Total Average Deposits	$1,615	$2,016	$2,112	$1,934	$1,696	$(81)	(5)%

Higher Education Metrics
Higher education retention	98.7%	98.5%	99.0%	99.0%	99.3%	(0.6)%	(1)%
FAR[1] disbursement amount ($B)	$3.4	$2.0	$4.9	$2.9	$4.1	$(0.7)	(16)%
Organic deposits[2] ($M) - higher education	$410	$419	$507	$511	$468	$(58)	(12)%

[1]	FAR disbursements are Financial Aid Refund disbursements from a higher education institution.
[2]	Organic Deposits are all higher education deposits excluding any funds disbursed directly from the school.